Exhibit 16.1

July 25, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

Re:	Sinorama Corporation
File number: 000-55744

Dear Sir or Madam:

We have read Item 4.01 of Form 8-k dated July 25, 2018 of Sinorama Corporation (“the Registrant”) and are in agreement with the statements concerning therein as it pertains to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained in the 8-K.

Very truly yours,

/s/ ZH CPA LLP